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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                        Date of Report: November 15, 2001

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 Exact Name of Registrant                Commission         I.R.S. Employer
 as Specified in Its Charter             File Number       Identification No.
 ---------------------------             -----------       ------------------

 Hawaiian Electric Industries, Inc.        1-8503              99-0208097
 Hawaiian Electric Company, Inc.           1-4955              99-0040500

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                                 State of Hawaii
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)


                   900 Richards Street, Honolulu, Hawaii 96813
               ---------------------------------------------------
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
             -------------------------------------------------------
            (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
             (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                      None

         (Former name or former address, if changed since last report.)

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Item 5. Other Events

A. HELCO power situation

In 1991, Hawaii Electric Light Company, Inc. (HELCO) began planning to meet increased electric generation demand forecasted for 1994. HELCO's plans were to install at its Keahole power plant two 20 MW combustion turbines (CT-4 and CT-5), followed by an 18 MW heat steam recovery generator (ST-7), at which time these units would be converted to a 56 MW (net) dual-train combined-cycle unit. In January 1994, the PUC approved expenditures for CT-4, which HELCO had planned to install in late 1994. The timing of the installation of HELCO's phased units has been revised on several occasions due to delays in obtaining an amendment of a land use permit from the Hawaii Board of Land and Natural Resources (BLNR) and an air permit from the Department of Health of the State of Hawaii (DOH) and the U.S. Environmental Protection Agency (EPA) for the Keahole power plant site. The delays are also attributable to lawsuits, claims and petitions filed by independent power producers (IPPs) and other parties challenging these permits and objecting to the expansion, alleging among other things that (1) operation of the expanded Keahole site would not comply with land use regulations (including noise standards) and HELCO's land patent; (2) HELCO cannot operate the plant within current air quality standards; (3) HELCO could alternatively purchase power from IPPs to meet increased electric generation demand; (4) HELCO's land use entitlement expired in April 1999 and HELCO's request for an extension must be heard in a contested case hearing; and (5) recent public testimony by a former BLNR member calls into question the 1996 voting by the BLNR and is a basis for having the 1998 final judgment sent back to the Circuit Court from the Supreme Court for further review.

For a detailed description and a partial history of the Keahole Power Plant situation, see "HELCO power situation" on pages 9 to 17 of HEI's Annual Report on SEC Form 10-K for the year ended December 31, 2000 and on pages 17 to 20 of HEI's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2001. Recent developments regarding this situation are described below.

Land use permit amendment. The Third Circuit Court of the State of Hawaii (the
-------------------------
Circuit Court) ruled in 1997 that because the BLNR had failed to render a valid decision on HELCO's application to amend its land use permit before the statutory deadline in April 1996, HELCO was entitled to use its Keahole site for the expansion project (HELCO's "default entitlement"). Final judgments of the Circuit Court related to this ruling are on appeal to the Hawaii Supreme Court, which in 1998 denied motions to stay the Circuit Court's final judgment pending resolution of the appeal.

The Circuit Court's final judgment provided that HELCO must comply with the conditions in its application and with the standard land use conditions insofar as those conditions were not inconsistent with HELCO's default entitlement. There have been numerous proceedings before the Circuit Court and the BLNR in which certain parties (a) have sought determinations of what conditions apply to HELCO's default entitlement, (b) have claimed that HELCO has not complied with applicable land use conditions and that its default entitlement should thus be forfeited, (c) have claimed that HELCO will not be able to operate the proposed plant without violating applicable land use conditions and provisions of Hawaii's Air Pollution Control Act and Noise Pollution Act and (d) have sought orders enjoining any further construction at the Keahole site.

In September 2000, the Circuit Court orally ruled that, absent a legal or equitable extension properly authorized by the BLNR, the three-year construction period in the standard land use conditions of the Department of Land and Natural Resources of the State of Hawaii (DLNR) expired in April 1999. In October 2000, HELCO filed with the BLNR a request for extension of the construction deadline and, in January 2001, the BLNR sent the request to a contested case hearing, which was held in September 2001. On November 16, 2001, the hearings officer recommended that the BLNR approve HELCO's request for extension of the construction deadline. The recommendation does not state a



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time period for the extension, but concludes that an extension is warranted,
"under such conditions as the Board may deem advisable." The parties must file any objections to the recommendation by November 30, 2001. The matter will then be set for decision at a hearing before the BLNR.

B. Other regulatory matters

     In October 2001, HECO and the Consumer Advocate finalized agreements, subject to PUC approval, under which HECO's three commercial and industrial demand-side management (DSM) programs and two residential DSM programs would be continued until HECO's next rate case (which HECO commits under the agreement to file within three years using a 2003 or 2004 test year). The agreements for the temporary continuation of HECO's existing DSM programs are in lieu of HECO continuing to seek approval of new 5-year DSM programs. Any DSM programs to be in place after HECO's next rate case will be determined as part of the case. Under the agreements, HECO will cap the recovery of lost margins and shareholder incentives if such recovery would cause HECO to exceed its current authorized return on rate base. HECO also agrees it will not pursue the continuation of lost margins recovery through a surcharge mechanism or shareholder incentives in future rate cases. Further, the agreements provide that HELCO and MECO will take the steps necessary to implement any changes made by the PUC with respect to DSM program costs within one year from the time such costs are incorporated into HECO's rates as a result of HECO's next rate case, at which time HELCO and MECO will cease accrual of lost margins and shareholder incentives. Consistent with the agreements, HELCO and MECO filed requests to continue their existing DSM programs on October 31, 2001. On November 15, 2001, the PUC issued two decisions and orders that, subject to certain reporting requirements and other conditions, approved the stipulations regarding the temporary continuation of the DSM programs until HECO's next rate case.

C. Guam project

On November 27, 2001, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. ANNOUNCES SALE OF GUAM OPERATIONS TO MIRANT
------------------------------------------------------------------------------

         HONOLULU -- Hawaiian Electric Industries, Inc. (NYSE - HE) today announced the sale of its wholly-owned subsidiary, HEI Power Guam, to Mirant (NYSE - MIR) for a nominal profit. The sale was made pursuant to HEI's plan to discontinue its international power operations announced on October 31, 2001.

         HEI Power Guam was formed primarily to repair, manage and operate two 25-megawatt (net) units located in Tanguisson, Guam for the Guam Power Authority
(GPA). With the sale, Mirant will assume the operations and maintenance of the Tanguisson plant for GPA.

         HEI is a diversified holding company. Its core businesses are electric utilities and a bank.

                                       ###



Item 7.  Financial statements and exhibits.

(c)      Exhibits.

HEI            Amendment 2001-1 to the Hawaiian Electric Industries Retirement
Exhibit 99     Savings Plan, for incorporation by reference into Registration
               Statement on Form S-8 (Registration No. 333-02103)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.


HAWAIIAN ELECTRIC INDUSTRIES, INC.         HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                            (Registrant)


/s/ Robert F. Mougeot                      /s/ Richard A. von Gnechten
-----------------------------------        -------------------------------------
Robert F. Mougeot                          Richard A. von Gnechten
Financial Vice President, Treasurer        Financial Vice President  of HECO
      and Chief Financial Officer

(Principal Financial Officer of HEI)       (Principal Financial Officer of HECO)

Date: November 27, 2001                    Date: November 27, 2001


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